Exhibit 10.6

                         AMENDMENT AND WAIVER AGREEMENT


         THIS AMENDMENT AND WAIVER AGREEMENT (this "Agreement") is made and entered into as of this 30th day of April, 1999, among ITHACA INDUSTRIES, INC., a Delaware corporation ("Borrower"), the Lenders party to this Agreement (the "Lenders"), and NATIONSBANK, N.A., a national banking association, as agent for the Lenders (the "Agent").

                              W I T N E S S E T H :

         WHEREAS, Borrower, the Lenders, the Agent, NationsBanc Montgomery Securities LLC, as Syndication Agent and Arranger, and BankAmerica Business Credit, Inc., as Documentation Agent, entered into that certain Loan and Security Agreement, dated as of March 24, 1998, pursuant to which the Lenders agreed to make certain loans to Borrower (as amended, modified, supplemented and restated from time to time, the "Loan Agreement"); and

         WHEREAS, Borrower has entered into an Asset Purchase Agreement, dated as of April 29, 1999, with Glendale Group, Ltd., a North Carolina corporation ("Buyer"), pursuant to which Borrower has agreed to sell, and Buyer has agreed to purchase, Borrower's women's hosiery business (as amended, the "Purchase Agreement"); and

         WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement would constitute a violation of certain covenants set forth in the Loan Agreement; and

         WHEREAS, Borrower has asked the Agent and the Lenders to consent to the consummation of the transactions contemplated by the Purchase Agreement and to waive certain Events of Default under the Loan Agreement; and

         WHEREAS, the Agent and the Lenders are willing to grant such consent and waiver, subject to the terms and conditions set forth herein, including the amendments to the Loan Agreement set forth herein; and

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Loan Agreement.

         2. In reliance upon the representations, warranties, agreements and covenants of
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Borrower set forth herein and in the Loan Agreement, as amended hereby, the
Agent and the Lenders agree to waive the following defaults (the "Specified Defaults"): (a) the default under SECTIONS 12.1(A), (C) and (D) of the Loan Agreement for the fiscal year ended January 30, 1999 and the anticipated default under SECTIONS 12.1(A), (C) and (D) of the Loan Agreement for the fiscal quarter ending May 1, 1999, (b) the default under SECTION 11.1(B) of the Loan Agreement arising from the failure of Borrower to deliver to the Agent and the Lenders its audited year-end financial statements for the fiscal year ended January 30, 1999 within the timeframe required thereunder, and (c) any default arising directly from the consummation of the transactions contemplated by the Purchase Agreement, including the sale of the Assets (as defined in the Purchase Agreement) and the repurchase by Borrower of 400,000 shares of its capital stock from Buyer on the effective date of the consummation of the transactions contemplated by the Purchase Agreement, including any default under SECTIONS 5.9, 11.1(B), 12.6 and 12.7 thereof (collectively, the "Specified Defaults"); provided, however, the waiver of the Specified Default under SECTION 11.1(B) shall no longer be effective (and the default thereunder shall no longer constitute a Specified Default) after May 17, 1999 unless Borrower has complied with the terms thereof on or before May 17, 1999. However, the Agent and the Lenders reserve all of their rights and remedies at all times with respect to any Default or Event of Default, other than the Specified Defaults, whether presently existing or occurring hereafter

         3. In order to induce the Agent and the Lenders to enter into this Agreement and grant the accommodations set forth herein, Borrower hereby represents, warrants, agrees and covenants that (a) Borrower has heretofore furnished to the Agent true, complete and correct copies of the Purchase Agreement (including any schedules, exhibits and annexes thereto) and each other agreement, document and certificate executed (or to be executed) in connection therewith (collectively, the "Purchase Documents"), (b) the Purchase Agreement has not been amended, supplemented or modified except as previously disclosed in writing to the Agent and, together with the other Purchase Documents, constitutes the complete understanding between Borrower and Buyer in respect of the acquisition of the Assets and the other matters and transactions covered thereby, (c) to Borrower's knowledge, the Purchase Agreement and each of the other Purchase Documents has been duly executed and delivered by Buyer and is a valid, legal and binding obligation of Buyer, (d) the representations and warranties of Borrower contained in the Purchase Agreement and each of the other Purchase Documents are (or will be) true and correct in all material respects on the effective date of this Agreement as if made on and as of such date, except to the extent that any such representation or warranty relates solely to an earlier date, and the Agent and the Lenders are entitled to rely on such representations and warranties with the same force and effect as though they were incorporated in this Agreement and made to the Agent and the Lenders directly, (e) on and as of the effective date of this Agreement, Borrower knows of no reason to believe that the representations and warranties of, and information concerning, Buyer contained in the Purchase Agreement and each of the other Purchase Documents are not true and correct in all material respects,
(f) upon the effective date of this Agreement, the transactions contemplated by the Purchase Agreement and the other Purchase Documents shall have been consummated in accordance with Applicable Laws and, except as previously disclosed in writing to the Agent, in the manner provided therein in accordance with the terms thereof without any material waivers or amendments thereto, and each of the conditions to such consummation set forth in the Purchase Agreement and the other Purchase Documents shall have been fulfilled without any material waiver of any thereof, except with the prior written consent of the Required Lenders, (g) attached hereto as Exhibit A are true and correct copies of the forecasted balance sheets, income statements, cash flow statements

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

and Borrowing Base availability calculations of Borrower and its Subsidiaries for their 2000 through 2003 fiscal years, together with supporting details and a statement of underlying assumptions (the "Projections"), (h) the Projections have been prepared by Borrower in good faith in light of the past operations of Borrower and its Subsidiaries and, as of the effective date of this Agreement, reflect Borrower's good faith and reasonable estimates of the future financial performance and of the other information projected therein for the periods set forth therein, it being recognized by the Agent and the Lenders that such projections as to future events are only estimates and that actual results during the periods covered by the Projections will differ from the projected results, (i) attached hereto as Exhibit B are true and correct copies of the pro forma balance sheet of Borrower and its Subsidiaries as at April 30, 1999, after giving effect to the transactions contemplated by this Agreement and the Purchase Agreement (the "Pro Forma"), (j) the Pro Forma presents fairly, on a pro forma basis in all material respects, the financial position of Borrower and its Subsidiaries as at April 30, 1999, (k) attached hereto as Exhibit C is a true and correct copy of the Amendment and Waiver Agreement, dated of even date herewith, with respect to the Second Lienholder Amendment and Waiver (the "Second Lienholder Amendment and Waiver"), and (l) upon the effective date of this Agreement, the Second Lienholder Amendment and Waiver shall be in full force and effect and all conditions precedent to the effectiveness thereof shall have been satisfied or waived.

         4. The Loan Agreement is amended by deleting the reference to "$40,000,000" contained in clause (b)(ii)(B) of the definition of "Borrowing Base" set forth in SECTION 1.1 and replacing it with "$35,000,000".

         5. The Loan Agreement is amended by deleting clause (g) of the definition of "Eligible Receivable" set forth in SECTION 1.1 and replacing it with the following:

                  (g) such Receivable is not owing by an Account Debtor whose then-existing accounts owing to the Borrower (together with accounts owing from Affiliates of such Account Debtor) exceed in face amount 15% (in the case of J.C. Penney, 60%, and in the case of Sears, 25%) of the Borrower's total Eligible Receivables, provided this restriction shall only exclude the amount in excess of such concentration limit,

         6. The Loan Agreement is amended by deleting the definition of "Hosiery Inventory" set forth in SECTION 1.1.

         7. The Loan Agreement is amended by deleting the definition of "Revolving Credit Facility" set forth in SECTION 1.1 and replacing it with the following:

                  "Revolving Credit Facility" means (a) during the months of January through May and October through December, the principal amount of $50,000,000 and (b) during the months of June through September, the principal amount of $55,000,000, or such lesser or greater amounts as shall be agreed upon from time to time in writing by the Agent, the Lenders and the Borrower.

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

         8. The Loan Agreement is amended by deleting the definition of "WIP Advance Rate" set forth in SECTION 1.1 and replacing it with the following:

                  "WIP Advance Rate" means the applicable advance rate set forth below:

                            Period                            Advance Rate
                            ------                            ------------
           To and including first anniversary of the               55%
           Agreement Date

           From first anniversary of the Agreement                 50%
           Date to and including second anniversary of the Agreement Date

           From second anniversary of the Agreement                45%
           Date to and including third anniversary
           of the Agreement Date

           From third anniversary of the Agreement                 40%
           Date to and including fourth anniversary of the Agreement Date

           From fourth anniversary of the Agreement                35%
           Date to and including fifth anniversary
           of the Agreement Date

         9. The Loan Agreement is amended by deleting the definition of "WIP Deductions" set forth in SECTION 1.1 and replacing it with the following:

                  "WIP Deductions" means, for any fiscal year (commencing with the fiscal year ending in January 2000), 5% of the average amount of work-in-process Eligible Inventory during such fiscal year (determined from the month-end Borrowing Base Certificates for such fiscal year).

         10. Borrower acknowledges that (a) the outstanding principal balance of the Term Loan as of the date hereof is $21,384,996.75, and (b) on the effective date of this Agreement, Borrower shall make a principal payment of $6,001,993.00 for application to the Term Loan, from the proceeds of the sale of the Assets pursuant to the Purchase Agreement, resulting in an outstanding principal balance of $15,383,003.75. Based on the foregoing, the Loan Agreement is amended by deleting SECTION 4.3 and replacing it with the following:

                  SECTION 4.. Repayment of Term Loan. The principal amount of the Term Loan is due and payable, and shall be repaid in full by the Borrower, in consecutive monthly installments on successive Installment Payment Dates as set forth below, together with a final payment of all unpaid principal on March 1, 2003:

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

                                                            Amount of Each
         Monthly Payment Date                               Monthly Payment
         --------------------                               ---------------
         May 1, 1999 to and including                         $83,333.33
           January 1, 2000

         February 1, 2000 to and including                   $208,333.33
           January 1, 2001

         February 1, 2001 to and including                   $375,000.00
           January 1, 2002

         February 1, 2002 to and including                   $535,916.66
           January 1, 2003

         February 1, 2003                                    $601,001.96

         March 1, 2003                           All remaining principal

         The Borrower hereby irrevocably instructs the Agent to charge the Borrower's Loan Account, on each Installment Payment Date and Interest Payment Date, for all principal and interest due on the Term Loan, and each such charge shall be deemed a Prime Rate Revolving Credit Loan.

         11. The Loan Agreement is amended by deleting SECTIONS 5.9(A)(II) and
(III) and replacing them with the following:

                  (ii) Within 2 Business Days of receipt by the Borrower or any of its Subsidiaries of the Net Proceeds of any other permitted Asset Disposition (including the disposition of plant and equipment held for disposal as of the Agreement Date and the disposition of Borrower's plant and equipment located in Cairo, Georgia and Swainsboro, Georgia), the Borrower shall apply the Net Proceeds to the outstanding balance of the Revolving Credit Loans. Within 5 Business Days of the date of the Borrower's or any Subsidiary's receipt of the Net Proceeds from such sale, if such sale was of assets other than Equipment, or within 15 Business Days of the end of the fiscal month in which such Equipment was sold, if such sale was of Equipment, the Borrower shall make a prepayment of principal on the Term Loan in an amount equal to 80% of the Net Proceeds from such Asset Disposition or, if greater, the amount originally loaned to the Borrower under the Term Loan with respect to the disposed assets, which Term Loan prepayment shall be advanced by the Agent as a Revolving Credit Loan; provided no such repayment of the Revolving Credit Loan or prepayment of the Term Loan shall be required with respect to Net Proceeds not in excess of $250,000 during any fiscal year from permitted Asset Dispositions (other than the sale of Borrower's narrow fabrics business, the disposition of plant and equipment held for disposal as of the Agreement Date and the disposition of Borrower's plant

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

         and equipment located in Cairo, Georgia and Swainsboro, Georgia). In the event a Contingent Liability Reserve was deducted from the sale proceeds in order to calculate Net Proceeds, the amount of such Contingent Liability Reserve shall be reserved against the Borrowing Base by the Agent until such time as the actual amount of liability is determined.

                  (iii) Notwithstanding the foregoing, if the Borrower reasonably expects the Net Proceeds of any permitted Asset Disposition (other than the sale of Borrower's narrow fabrics business, the disposition of plant and equipment held for disposal as of the Agreement Date and the disposition of Borrower's plant and equipment located in Cairo, Georgia and Swainsboro, Georgia) to be reinvested within six months in productive assets of a kind then used or useable in the business of the Borrower and that are not subject to any Lien other than Permitted Liens (other than Purchase Money Liens) and Liens in favor of the Agent, for the benefit of the Secured Creditors, then
         (A) to the extent such proceeds do not exceed the balance from time to time of the Revolving Credit Loans, such proceeds shall be applied to the repayment of the outstanding balance of the Revolving Credit Loans and the Agent shall, until such time as the reinvestment of such proceeds, establish a reserve against the Borrowing Base in the amount of the proceeds so applied, and (B) to the extent such proceeds exceed the balance from time to time of the Revolving Credit Loans, the Borrower shall deposit such proceeds with the Agent to be held as Cash Collateral in which the Agent, for the ratable benefit of the Secured Creditors, shall have a first priority security interest. Upon the Borrower's reinvestment of such Net Proceeds as described above, the Agent shall release its security interest in such Cash Collateral in respect of the reinvested funds and shall eliminate the reserve against the Borrowing Base. To the extent that the Borrower fails to reinvest such proceeds within six months as provided above, the Borrower authorizes and directs the Agent to eliminate such reserve, to apply the amount of the Cash Collateral in respect of the unreinvested amount to the prepayment of the Term Loan to the extent required under CLAUSE
         (II) above, to make Revolving Credit Loans in an amount equal to the reserved amount that is not reinvested, and to apply the proceeds of such Revolving Credit Loans to the prepayment of the Term Loan to the extent required under CLAUSE (II) above.

         12. The Loan Agreement is amended by deleting SECTION 12.1 and replacing it with the following:

                  SECTION 12.1.  Financial Ratios.

                  (a) Minimum Tangible Net Worth. Permit Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as of any fiscal quarter end (commencing with the fiscal quarter ending on July 31, 1999), to be less than $12,250,000 plus 75% of Consolidated Net Income (without deduction for any net loss) on a cumulative basis from and including May 1, 1999 to and including such fiscal quarter end.

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

                  (b) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, calculated on a rolling four-quarter basis (except for the calculation as of the end of the second and third fiscal quarters of fiscal year 2000, which shall be on a fiscal year to date basis), to be less than 1.0 to 1.

                  (c) Maximum Funded Indebtedness to Cash Flow Ratio. Permit the ratio of (i) Consolidated Funded Indebtedness as of any fiscal quarter end to (ii) Consolidated Operating Cash Flow to be greater than: 4.80 to 1.0 as of the end of the second fiscal quarter of fiscal year 2000;
         4.55 to 1.0 as of the end of the third fiscal quarter of fiscal year 2000 or as of fiscal year end 2000; 4.30 to 1.0 as of any fiscal quarter end in fiscal year 2001; or 4.05 to 1.0 as of the end of any fiscal quarter thereafter. Consolidated Operating Cash Flow shall be calculated on an annualized fiscal year to date basis in the case of the calculation of this covenant as of the end of the second and third fiscal quarters of fiscal year 2000, and on a rolling four-quarter basis for all calculations thereafter. Consolidated Operating Cash Flow, for the purpose of this covenant, will include, or exclude, as applicable, the effect of acquisitions and divestitures on a proforma basis as if such acquisitions or divestitures occurred on the first day of such applicable period.

         13. The Loan Agreement is amended by deleting SECTION 12.5 and replacing it with the following:

                  SECTION 12.5. Capital Expenditures. Make or incur any Capital Expenditures in the aggregate (for the Borrower and its Subsidiaries) in excess of the amount set forth below for the fiscal year set forth opposite such amount:

                     Fiscal Year                                  Amount
                     -----------                                  ------
                        1999                                    $9,000,000
                        2000                                    $5,500,000
                        2001                                    $4,000,000
                        2002                                    $4,000,000
                        2003                                    $4,000,000

         Notwithstanding the foregoing, up to 50% of the unused portion of the limit set forth above with respect to any fiscal year may be carried forward and utilized in the immediately succeeding fiscal year.

         14. The Loan Agreement is amended by deleting clause (d) of SECTION
12.7 and replacing it with the following:

                  (d) the sale of Borrower's narrow fabrics business, the disposition of plant and equipment held for disposal as of the Agreement Date and the disposition of Borrower's plant and equipment located in Cairo, Georgia and Swainsboro, Georgia, provided the Net Proceeds of any such sale or disposition are applied as set forth in
         SECTION 5.9;

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

         15. The Loan Agreement is amended by deleting SECTION 12.10 and replacing it with the following:

                  SECTION 12.10. Capitalized Lease Obligations. Incur or permit to exist any Capitalized Lease Obligation if such Capitalized Lease Obligation, when added to existing Capitalized Lease Obligations and Permitted Purchase Money Indebtedness, would exceed $8,000,000 in the aggregate.

         16. The Loan Agreement is amended by deleting SECTION 12.11 and replacing it with the following:

                  SECTION 12.11. Operating Lease Obligations. Enter into any Operating Lease if the aggregate annual rental payable under all Operating Leases of the Borrower and its Subsidiaries would exceed $12,000,000 in the aggregate.

         17. The Loan Agreement is amended by deleting SECTION 12.14 and replacing it with the following:

                  SECTION 12.14. Minimum Availability. Except as permitted by the Agent under SECTION 5.7(D), permit Availability to be less than (a) $3,000,000 at any time on or prior to August 1, 1999, or (b) $4,000,000 at any time thereafter.

         18. The Loan Agreement is amended by deleting ANNEX II attached thereto and replacing it with ANNEX II attached to this Agreement.

         19. Borrower covenants and agrees that it will promptly deliver to the Agent, and in any event within three Business Days after Borrower's receipt thereof, the Closing Balance Sheet and any Notice of Disagreement (as such terms are defined in the Purchase Agreement) or final determination of the Closing Tangible Net Worth (as defined in the Purchase Agreement).

         20. The Loan Agreement is amended by deleting Schedules 7.1(f), 7.1(h), 7.1(p), 7.1(t), 7.1(u), 7.1(v), 7.1(w), 7.1(x), 7.1(bb), 7.1(cc) and 1.1B and
replacing them with the Schedules attached to this Agreement.

         21. The parties hereto acknowledge and agree that there will no longer be a Documentation Agent under the Loan Agreement.

         22. The parties hereto acknowledge and agree that, notwithstanding anything to the contrary set forth in the Loan Agreement, including the provisions of SECTIONS 2.3 and 9.1, all remittances and payments with respect to Receivables shall be applied as set forth in the Glendale Intercreditor Agreement until the Transition Date (as defined in the Glendale Intercreditor Agreement), and thereafter shall be applied as set forth in the Loan Agreement. As used herein, "Glendale Intercreditor Agreement" means the Agreement, dated on or about the date hereof, among, inter alia, Borrower, the Agent, the Lenders and Buyer, in substantially the form attached hereto as Exhibit E. Borrower acknowledges and agrees that, in the event Borrower fails to

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

provide the Agent written instructions as to the application of any Payments (as defined in the Glendale Intercreditor Agreement) in accordance with the terms of the Glendale Intercreditor Agreement within five Business Days after the posting of the deposit or other receipt of such Payments in the Deposit Account (as defined in the Glendale Intercreditor Agreement), at the election of the Agent or the Required Lenders, all of the Loans shall bear interest at the respective rates applicable thereto pursuant to the Loan Agreement plus the Default Margin until and including the date upon which the Agent receives such written instructions.

         23. Each of the Lenders hereby authorizes and directs the Agent (a) to release the Lien and Security Interest of the Agent and the Lenders in all of the Assets, and (b) to execute and deliver to Borrower the release letter in substantially the form attached hereto as Exhibit D and such other releases and documents as the Agent may deem appropriate or necessary in order to evidence and effectuate such release.

         24. The effectiveness of this Agreement and the waiver and amendments set forth herein shall be conditioned upon the receipt (a) by the Agent of at least $15,000,000 from the proceeds of the sale of the Assets pursuant to the Purchase Agreement for application to the outstanding Revolving Credit Loans on a Ratable basis and $6,001,993 from the proceeds of the sale of the Assets pursuant to the Purchase Agreement for application to the outstanding balance of the Term Loan on a Ratable basis, and (b) by the Agent of the following certificates, notes, agreements, acknowledgments and opinions, all of which shall be in form and substance reasonably satisfactory to the Agent and the
Lenders:

                  (i) duly executed replacement Revolving Credit Notes;

                  (ii) a duly executed landlord waiver agreement with respect to the real estate located at 1806 River Street, Wilkesboro, North Carolina, to be sold by Borrower to Buyer, and leased back by Borrower from Buyer, pursuant to the Purchase Agreement;

                  (iii) a certificate of the Secretary of Borrower as to such corporate and other matters as the Agent may reasonably request, which certificate shall contain a certified copy of Borrower's articles of incorporation, a good standing certificate for Borrower from the State of Delaware, a copy of Borrower's by-laws, and a copy of the resolutions of Borrower's board of directors approving the transactions contemplated hereby and by the Purchase Agreement;

                  (iv) an opinion of Borrower's counsel as to such matters as the Agent may reasonably request;

                  (v) copies of the Projections and Pro Forma, together with a certificate of the Financial Officer with respect thereto;

                  (vi) a certified copy of the duly executed and delivered Second Lienholder Amendment and Waiver, including a certification of the Financial Officer that such Second Lienholder Amendment and Waiver is in full force and effect and all conditions precedent to the effectiveness thereof have been satisfied or waived;

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

                  (vii) on the effective date of this Agreement, (A) the Agent shall have received true and complete executed or conformed copies of the Purchase Documents and any amendments thereto; (B) the Purchase Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the purchase contemplated thereby is required to occur) except with the prior written consent of the Lenders; (C) none of the parties to any of the Purchase Documents shall have failed to perform any material obligation or covenant required by such Purchase Document to be performed or complied with by it on or before the effective date of this Agreement; (D) all representations and warranties of Borrower and Buyer contained in the Purchase Agreement and the other Purchase Documents shall be true and correct in all material respects with the same effect as though made on and as of the effective date of this Agreement; (E) all requisite approvals by governmental authorities and regulatory bodies having jurisdiction over the parties to the Purchase Agreement in respect of the sale of the Assets shall have been obtained by such parties, and no such approvals shall impose any unsatisfied conditions to the consummation of the sale of the Assets; (F) the sale of the Assets shall have been consummated in accordance with the terms and provisions of the Purchase Agreement and the other Purchase Documents, without any amendment or waiver of any material provision thereof; and (G) the Agent shall have received a certificate from an officer of Borrower, or other evidence satisfactory to them, that each of the conditions set forth in clauses (A) through (F) above have been satisfied;

                  (vii) a duly executed Collateral Assignment of Purchase Agreement made by Borrower in favor of the Agent, for the benefit of the Secured Creditors, and duly acknowledged by Buyer;

                  (viii) the duly executed Glendale Intercreditor Agreement; and

                  (ix) such other certificates, notes, agreements and acknowledgments as the Agent may reasonably request, including a current Borrowing Base Certificate prepared on a pro forma basis giving effect to the transactions contemplated by the Purchase Agreement.

         25. As consideration for the accommodations set forth herein, on the effective date of this Agreement, Borrower shall pay to the Lenders a non-refundable fee as set forth in the fee letter of even date herewith between Borrower and the Agent, such fee to be shared among the Lenders on a Ratable basis.

         26. To induce the Agent and the Lenders to enter into this Agreement, Borrower hereby represents and warrants that, as of the date hereof, except for the Specified Defaults, there exists no Default or Event of Default under the Loan Agreement.

         27. Borrower hereby restates, ratifies, and reaffirms each and every term, condition, representation and warranty heretofore made by it under or in connection with the execution and delivery of the Loan Agreement, as amended hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Agreement, except to the extent that any such representation or warranty relates solely to a prior date.

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

         28. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Agent and the Lenders.

         29. In addition to any other fees described herein, Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Agreement and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Agent.

         30. To induce the Agent and the Lenders to enter into this Agreement and grant the accommodations set forth herein, Borrower (a) acknowledges and agrees that no right of offset, defense, counterclaim, claim or objection exists in favor of Borrower against the Agent or any Lender arising out of or with respect to the Loan Agreement, the other Loan Documents or the Secured Obligations, and (b) releases, acquits, remises and forever discharges the Agent and each Lender and its affiliates and all of their past, present and future officers, directors, employees, agents, attorneys, representatives, successors and assigns from any and all claims, demands, actions and causes of action (other than those based on fraud or criminal misconduct), whether at law or in equity, whether now accrued or hereafter maturing, and whether known or unknown, which Borrower now or hereafter may have by reason of any manner, cause or things, in each case, to and including the date of this Agreement with respect to matters arising out of the Loan Agreement, the other Loan Documents or the Secured Obligations.

         31. Borrower acknowledges that (a) except as expressly set forth herein, neither the Agent nor any Lender has agreed to (and has no obligation whatsoever to discuss, negotiate or agree to) any other restructuring, modification, amendment, waiver or forbearance with respect to the Secured Obligations or the Loan Agreement, (b) no understanding with respect to any other restructuring, modification, amendment, waiver or forbearance with respect to the Secured Obligations or the Loan Agreement shall constitute a legally binding agreement or contract, or have any force or effect whatsoever, unless and until reduced to writing and signed by authorized representatives of each party hereto, and (c) the execution and delivery of this Agreement has not established any course of dealing between the parties hereto or created any obligation or agreement of the Agent or any Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Secured Obligations or the Loan Agreement.

         32. Borrower agrees to take such further action as the Agent shall reasonably request in connection herewith to evidence the agreements herein contained.

         33. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         34. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns, and legal representatives and heirs, of the parties hereto.

         35. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

         IN WITNESS WHEREOF, Borrower, the Agent and the Lenders have caused this Agreement to be duly executed, all as of the date first above written.


                                           BORROWER:

                                           ITHACA INDUSTRIES, INC.

                                           By: /s/ Richard P. Thrush
                                           -------------------------
                                           Name:  Richard P. Thrush
                                           Title: Senior Vice President


                                           LENDERS:

                                           NATIONSBANK, N.A.

                                           By: /s/ Douglas E. Cowan
                                           ------------------------
                                           Name:  Douglas E. Cowan
                                           Title: Vice President


                                           BANKAMERICA BUSINESS CREDIT, INC.

                                           By: /s/ Douglas E. Cowan
                                           ------------------------
                                           Name:  Douglas E. Cowan
                                           Title: Vice President

                                         NATIONAL BANK OF CANADA

                                         By: /s/ Charles Collie
                                         ----------------------
                                         Name:  Charles Collie
                                         Title: Vice President


                                         THE CIT GROUP/COMMERCIAL SERVICES, INC.

                                         By: /s/ M. Kim Carpenter
                                         ------------------------
                                         Name:  M. Kim Carpenter
                                         Title: Vice President


                                         FLEET BUSINESS CREDIT CORPORATION, as
                                         successor to Sanwa Business Credit
                                         Corporation

                                         By: /s/ Mark Pickering
                                         ----------------------
                                         Name:  Mark Pickering
                                         Title: Vice President


                                         AGENT:

                                         NATIONSBANK, N.A.

                                         By: /s/ Douglas E. Cowan
                                         ------------------------
                                         Name:  Douglas E. Cowan
                                         Title: Vice President